EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2018
Irvine, Calif., May 10, 2018 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the three months ended March 31, 2018.
For the three months ended March 31, 2018, the Company had total revenues of $41.4 million compared to $39.7 million for the three months ended March 31, 2017. Net loss was $8.0 million for the three months ended March 31, 2018, compared to $8.4 million for the three months ended March 31, 2017. Total assets of the Company were $1.44 billion at March 31, 2018, compared to $1.45 billion at December 31, 2017.
Highlights:
The Company:

•	Owned a multifamily property portfolio of 34 properties with 11,601 apartment homes for an aggregate contract purchase price of $1.5 billion as of March 31, 2018.

•
Had $926.2 million of variable rate debt with a weighted average interest rate of 3.88% and $67.4 million of fixed rate debt with a weighted average interest rate of 4.51% as of March 31, 2018. The weighted-average interest rate on the Company's total outstanding debt was 3.92% as of March 31, 2018.

•
Experienced a decrease in modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) ("IPA"), from $9.2 million for the three months ended March 31, 2017, to $9.0 million for the three months ended March 31, 2018. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Increased funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), to $9.4 million for the three months ended March 31, 2018, from $9.0 million for the three months ended March 31, 2017. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Increased net operating income (“NOI”) to $24.0 million for the three months ended March 31, 2018, from $22.4 million for the three months ended March 31, 2017. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Reported net cash provided by operating activities of $7.1 million for the three months ended March 31, 2018, compared to $4.1 million for the three months ended March 31, 2017. Net cash used in investing activities was $3.3 million for the three months ended March 31, 2018, compared to $9.9 million for the three months ended March 31, 2017.

•
Reported net cash used in financing activities of $8.6 million for the three months ended March 31, 2018, compared to net cash provided by financing activities of $3.6 million for the three months ended March 31, 2017, which included $5.6 million and $5.3 million of distributions paid, net of $5.7 million and $5.8 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan for the three months ended March 31, 2018 and 2017, respectively.

•	Invested $3.5 million in improvements to the Company's real estate portfolio during the three months ended ended March 31, 2018.
"Steadfast Apartment REIT's business model of investing in suburban locations is exactly in line with what we believe most working Americans need and want", said Ella Neyland, President of the Company. "According to RENT Café, on average, living in the suburbs saves renters one month of rent per year."

About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$164,113,072	$164,113,072
Building and improvements	1,397,981,828	1,394,779,659
Total real estate, cost	1,562,094,900	1,558,892,731
Less accumulated depreciation and amortization	(165,150,626)	(147,726,630)
Total real estate, net	1,396,944,274	1,411,166,101
Cash and cash equivalents	24,202,447	27,298,855
Restricted cash	9,587,654	11,368,850
Rents and other receivables	2,485,440	1,722,065
Other assets	2,725,119	2,812,186
Total assets	$1,435,944,934	$1,454,368,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$25,395,038	$27,612,665
Notes payable:
Mortgage notes payable, net	948,763,775	948,557,074
Revolving credit facilities, net	44,875,164	44,848,788
Total notes payable, net	993,638,939	993,405,862
Distributions payable	3,900,642	3,886,730
Due to affiliates	2,178,934	2,760,555
Total liabilities	1,025,113,553	1,027,665,812
Commitments and contingencies
Redeemable common stock	—	36,397,062
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 51,024,374 and 50,842,640 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	510,244	508,426
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	10	10
Additional paid-in capital	673,041,680	633,186,743
Cumulative distributions and net losses	(262,720,553)	(243,389,996)
Total stockholders’ equity	410,831,381	390,305,183
Total liabilities and stockholders’ equity	$1,435,944,934	$1,454,368,057

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$36,800,334	$35,503,148
Tenant reimbursements and other	4,566,692	4,201,627
Total revenues	41,367,026	39,704,775
Expenses:
Operating, maintenance and management	9,974,835	9,450,859
Real estate taxes and insurance	5,685,380	6,232,047
Fees to affiliates	5,796,678	5,638,971
Depreciation and amortization	17,435,350	17,398,525
Interest expense	9,092,883	7,882,714
General and administrative expenses	1,399,994	1,513,512
Acquisition costs	—	1,185
Total expenses	49,385,120	48,117,813
Net loss	$(8,018,094)	$(8,413,038)
Loss per common share — basic and diluted	$(0.16)	$(0.17)
Weighted average number of common shares outstanding — basic and diluted	50,976,133	49,921,129
Distributions declared per share	$0.222	$0.222

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three Months Ended March 31, 2018 and 2017
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations, or MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until five years after the completion of its offering stage. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Currently under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01 and for any future acquisitions this would result in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering of shares are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no regular net asset value determinations during the offering stage and for a period thereafter. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2018 and 2017 (amounts unaudited):

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net loss to MFFO:
Net loss	$(8,018,094)	$(8,413,038)
Depreciation of real estate assets	17,435,350	16,388,413
Amortization of lease-related costs	—	1,010,112
FFO	9,417,256	8,985,487
Acquisition fees and expenses (1)(2)	—	1,185
Unrealized (gain) loss on derivative instruments	(447,614)	255,002
MFFO	$8,969,642	$9,241,674
_____________

(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are currently considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company has elected to early adopt ASU 2017-01 but did not experience a material impact from adopting this new guidance. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that the proceeds from the Company's public offering are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the three months ended March 31, 2018 and 2017, include acquisition expenses of $0 and $1,185, respectively, that did not meet the criteria for capitalization under ASU 2017-01 and are recorded in acquisition costs in the accompanying consolidated statements of operations. FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three Months Ended March 31, 2018 and 2017
NOI is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties, to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three months ended March 31, 2018 and 2017 (amounts unaudited):

	For the Three Months Ended March 31,
	2018	2017
Net loss	$(8,018,094)	$(8,413,038)
Fees to affiliates (1)	4,262,253	4,200,140
Depreciation and amortization	17,435,350	17,398,525
Interest expense	9,092,883	7,882,714
General and administrative expenses	1,399,994	1,513,512
Acquisition costs	—	1,185
Other gains (2)	(187,095)	(141,035)
NOI	$23,985,291	$22,442,003
________________

(1)
Fees to affiliates for the three months ended March 31, 2018, exclude property management fees of $1,191,167 and other fees of $343,258, that are included in NOI. Fees to affiliates for the three months ended March 31, 2017, exclude property management fees of $1,142,347 and other fees of $296,484, that are included in NOI.

(2)	Other gains for the three months ended March 31, 2018 and 2017, includes non-recurring insurance claim recoveries that are not included in NOI.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 1ST QUARTER

Monthly Portfolio Snapshot	JANUARY 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	165	93.8%	95.3%
Harrison Place Apartments	Indianapolis, IN	307	1	306	283	92.3%	93.9%
Club at Summer Valley	Austin, TX	260	1	259	242	93.1%	96.2%
Terrace Cove Apartment Homes	Austin, TX	304	3	301	277	91.1%	93.9%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	607	87.3%	89.8%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	457	91.4%	93.1%
The Oasis	Colorado Springs, CO	252	1	251	234	93.0%	94.6%
Columns on Wetherington	Florence, KY	192	1	191	172	89.7%	92.7%
Preston Hills at Mill Creek	Buford, GA	464	1	463	427	91.9%	94.4%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	262	94.7%	96.3%
Reveal on Cumberland	Fishers, IN	220	1	219	208	94.3%	96.6%
Randall Highlands Apartments	North Aurora, IL	146	1	145	131	89.4%	91.0%
Heritage Place Apartments	Franklin, TN	105	–	105	101	95.7%	96.7%
Rosemont at East Cobb	Marietta, GA	180	1	179	166	92.2%	94.5%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	668	92.8%	94.3%
Bella Terra at City Center	Aurora, CO	304	1	303	287	94.2%	96.7%
Hearthstone at City Center	Aurora, CO	360	1	359	338	93.9%	95.0%
Arbors at Brookfield	Mauldin, SC	702	3	699	640	91.2%	92.2%
Carrington Park	Kansas City, MO	298	1	297	280	93.9%	95.4%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	250	95.1%	96.4%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	238	94.6%	95.0%
Kensington by the Vineyard	Euless, TX	259	1	258	239	92.4%	94.7%
Monticello by the Vineyard	Euless, TX	354	1	353	340	95.9%	97.3%
The Shores	Oklahoma City, OK	300	1	299	274	91.4%	92.7%
Lakeside at Coppell	Coppell, TX	315	1	314	291	92.3%	93.1%
Meadows at River Run	Bolingbrook, IL	374	1	373	333	88.9%	90.9%
Park Valley Apartments	Smyrna, GA	496	1	495	459	92.6%	94.3%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	209	93.1%	94.7%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	210	94.7%	95.6%
Stoneridge Farms	Smyrna, TN	336	1	335	317	94.3%	95.3%
Fielder's Creek	Englewood, CO	217	1	216	208	95.8%	96.4%
Landings of Brentwood	Brentwood, TN	724	2	722	691	95.4%	97.0%
1250 West Apartments	Marietta, GA	468	2	466	429	91.7%	93.0%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	315	94.4%	95.5%
Total		11,601	40	11,561	10,748	92.6%	94.3%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	FEBRUARY 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	168	95.5%	96.5%
Harrison Place Apartments	Indianapolis, IN	307	1	306	285	92.8%	95.3%
Club at Summer Valley	Austin, TX	260	1	259	244	93.8%	95.3%
Terrace Cove Apartment Homes	Austin, TX	304	3	301	279	91.8%	94.8%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	607	87.2%	89.9%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	459	91.8%	93.4%
The Oasis	Colorado Springs, CO	252	1	251	237	94.0%	95.5%
Columns on Wetherington	Florence, KY	192	1	191	175	91.1%	95.1%
Preston Hills at Mill Creek	Buford, GA	464	1	463	431	92.9%	94.8%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	261	94.2%	96.3%
Reveal on Cumberland	Fishers, IN	220	1	219	209	95.0%	96.3%
Randall Highlands Apartments	North Aurora, IL	146	1	145	129	88.4%	93.3%
Heritage Place Apartments	Franklin, TN	105	–	105	98	93.3%	94.6%
Rosemont at East Cobb	Marietta, GA	180	1	179	166	92.2%	93.6%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	665	92.4%	95.2%
Bella Terra at City Center	Aurora, CO	304	1	303	284	93.4%	95.2%
Hearthstone at City Center	Aurora, CO	360	1	359	344	95.6%	96.1%
Arbors at Brookfield	Mauldin, SC	702	3	699	636	90.6%	92.2%
Carrington Park	Kansas City, MO	298	1	297	283	95.0%	96.4%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	251	95.4%	96.1%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	239	94.8%	95.7%
Kensington by the Vineyard	Euless, TX	259	1	258	243	93.8%	95.4%
Monticello by the Vineyard	Euless, TX	354	1	353	340	96.0%	97.3%
The Shores	Oklahoma City, OK	300	1	299	270	90.0%	93.3%
Lakeside at Coppell	Coppell, TX	315	1	314	290	92.1%	93.0%
Meadows at River Run	Bolingbrook, IL	374	1	373	330	88.2%	91.9%
Park Valley Apartments	Smyrna, GA	496	1	495	455	91.7%	93.9%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	206	92.0%	93.6%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	213	95.9%	96.8%
Stoneridge Farms	Smyrna, TN	336	1	335	317	94.3%	96.1%
Fielder's Creek	Englewood, CO	217	1	216	203	93.5%	95.5%
Landings of Brentwood	Brentwood, TN	724	1	723	688	95.0%	96.3%
1250 West Apartments	Marietta, GA	468	2	466	426	91.0%	93.0%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	309	92.5%	94.4%
Total		11,601	39	11,562	10,740	92.6%	94.5%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	MARCH 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	168	95.5%	97.2%
Harrison Place Apartments	Indianapolis, IN	307	1	306	290	94.5%	96.3%
Club at Summer Valley	Austin, TX	260	1	259	243	93.5%	95.1%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	287	94.4%	96.2%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	635	91.2%	94.1%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	457	91.4%	92.9%
The Oasis	Colorado Springs, CO	252	1	251	239	94.8%	95.5%
Columns on Wetherington	Florence, KY	192	1	191	180	93.8%	97.8%
Preston Hills at Mill Creek	Buford, GA	464	1	463	428	92.2%	94.5%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	263	94.9%	96.9%
Reveal on Cumberland	Fishers, IN	220	1	219	207	94.1%	96.2%
Randall Highlands Apartments	North Aurora, IL	146	1	145	134	91.8%	95.2%
Heritage Place Apartments	Franklin, TN	105	–	105	94	89.5%	92.7%
Rosemont at East Cobb	Marietta, GA	180	1	179	166	92.2%	94.2%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	669	92.9%	95.2%
Bella Terra at City Center	Aurora, CO	304	1	303	281	92.4%	94.6%
Hearthstone at City Center	Aurora, CO	360	1	359	341	94.7%	95.5%
Arbors at Brookfield	Mauldin, SC	702	3	699	636	90.6%	93.6%
Carrington Park	Kansas City, MO	298	1	297	283	95.0%	96.5%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	253	96.2%	96.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	240	95.2%	96.7%
Kensington by the Vineyard	Euless, TX	259	1	258	242	93.4%	95.0%
Monticello by the Vineyard	Euless, TX	354	1	353	334	94.4%	96.3%
The Shores	Oklahoma City, OK	300	1	299	272	90.7%	93.3%
Lakeside at Coppell	Coppell, TX	315	1	314	288	91.4%	92.9%
Meadows at River Run	Bolingbrook, IL	374	1	373	339	90.6%	95.7%
Park Valley Apartments	Smyrna, GA	496	1	495	454	91.5%	92.9%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	207	92.4%	96.2%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	212	95.5%	97.4%
Stoneridge Farms	Smyrna, TN	336	1	335	314	93.5%	95.2%
Fielder's Creek	Englewood, CO	217	1	216	207	95.4%	96.8%
Landings of Brentwood	Brentwood, TN	724	1	723	682	94.2%	95.7%
1250 West Apartments	Marietta, GA	468	2	466	426	91.0%	92.6%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	–	334	312	93.4%	94.9%
Total		11,601	37	11,564	10,783	92.9%	95.0%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Storage Units:	Total number of storage units at the end of the reporting period.

Occupied Storage Units:	Total number of storage units occupied at the end of the reporting period.

Percent Occupied:	Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units).